TPG Reports Third Quarter 2025 Financial Results Quarter Ended September 30, 2025

TPG | 2 San Francisco and Fort Worth, Texas – November 4, 2025 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited third quarter 2025 results. TPG issued a detailed presentation of its results for the third quarter ended September 30, 2025, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “TPG’s strong third quarter results underscore the momentum across our firm, driven by robust capital formation, a record quarter for deployment, and continued strong investment performance,” said Jon Winkelried, Chief Executive Officer. “During the quarter, we raised more than $18 billion of capital, highlighted by a successful first close in our private equity funds and strong credit fundraising. We deployed nearly $15 billion in the third quarter – an increase of more than 70% year-over-year – with investment activity well-diversified across our firm. As we approach the end of 2025, our scale and diversification position us well to deliver accelerated growth and long-term value for our shareholders.” Dividend TPG has declared a quarterly dividend of $0.45 per share of Class A common stock to holders of record at the close of business on November 14, 2025, payable on December 1, 2025. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 225-9448 (US toll-free) or (203) 518-9708 (international), using the conference ID TPGQ325. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $286 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholders Media Gary Stein and Evanny Huang Luke Barrett and Julia Sottosanti shareholders@tpg.com media@tpg.com TPG Reports Third Quarter 2025 Results

TPG | 3 TPG Reports Third Quarter 2025 Results Forward Looking Statements; No Offers; Non-GAAP Information This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document. This document does not constitute an offer of any TPG fund. Throughout this document, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this document for reconciliations of Non-GAAP to the most comparable GAAP measures.

Third Quarter 2025 Results

# GAAP Statements of Operations (Unaudited)

- Net income of $199 million for 3Q'25 compared to a net loss of $21 million in 3Q'24
- Net income attributable to TPG Inc. of $67 million for 3Q'25 compared to $9 million in 3Q'24

| ($ in thousands, except share and per share amounts) | 3Q'24 | 3Q'25 | 3Q'24 YTD | 3Q'25 YTD |
|---|---|---|---|---|
| **Revenues** | | | | |
| Fees and other | $ 524,733 | $ 596,499 | $ 1,559,828 | $ 1,709,028 |
| Capital allocation-based income | 330,670 | 627,018 | 863,840 | 1,469,902 |
| **Total revenues** | **855,403** | **1,223,517** | **2,423,668** | **3,178,930** |
| **Expenses** | | | | |
| Compensation and benefits: | | | | |
| Cash-based compensation and benefits | 205,641 | 213,966 | 603,463 | 646,157 |
| Equity-based compensation | 242,405 | 158,382 | 697,855 | 573,836 |
| Performance allocation compensation | 223,637 | 419,420 | 553,824 | 951,562 |
| Total compensation and benefits | 671,683 | 791,768 | 1,855,142 | 2,171,555 |
| General, administrative and other | 141,262 | 166,198 | 463,078 | 512,844 |
| Depreciation and amortization | 32,400 | 41,035 | 97,444 | 103,225 |
| Interest expense | 21,789 | 32,322 | 64,413 | 81,690 |
| **Total expenses** | **867,134** | **1,031,323** | **2,480,077** | **2,869,314** |
| **Investment income (loss)** | | | | |
| Net gains (losses) from investment activities | (8,483) | 212 | (30,333) | (2,666) |
| Interest, dividends and other | 12,670 | 35,730 | 39,390 | 54,700 |
| **Total investment income (loss)** | **4,187** | **35,942** | **9,057** | **52,034** |
| **Income (loss) before income taxes** | **(7,544)** | **228,136** | **(47,352)** | **361,650** |
| Income tax expense | 13,881 | 28,906 | 40,657 | 44,481 |
| **Net income (loss)[1]** | **(21,425)** | **199,230** | **(88,009)** | **317,169** |
| Net income (loss) attributable to non-controlling interests in TPG Operating Group | (33,503) | 34,375 | (145,832) | (8,589) |
| Net income (loss) attributable to other non-controlling interests | 3,117 | 97,715 | 47,320 | 218,284 |
| **Net income (loss) attributable to TPG Inc.** | **$ 8,961** | **$ 67,140** | **$ 10,503** | **$ 107,474** |
| | | | | |
| **Net income (loss) per share data:** | | | | |
| Net income (loss) available to Class A common stock per share | | | | |
| *Basic* | *$ 0.04* | *$ 0.33* | *$ (0.04)* | *$ 0.43* |
| *Diluted* | *$ (0.08)* | *$ 0.20* | *$ (0.37)* | *$ 0.15* |
| Weighted-average shares of Class A common stock outstanding | | | | |
| *Basic* | *103,358,212* | *150,527,419* | *98,073,675* | *133,901,421* |
| *Diluted* | *364,836,508* | *378,345,947* | *364,651,518* | *372,649,226* |

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Operating profit margin, defined as net income divided by total revenue, was (2.5%) for 3Q'24 and 16.3% for 3Q'25.

TPG | 5

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) Third Quarter and Year to Date Highlights 3Q’24 3Q’25 3Q’24 YTD 3Q’25 YTD Fee-Related Revenues (“FRR”) $460 $509 $1,370 $1,481 Fee-Related Earnings (“FRE”) 191 225 574 626 Realized Performance Allocations, Net 32 30 90 157 After-Tax Distributable Earnings (“After-tax DE”) 189 214 577 669 3Q’24 4Q’24 2Q’25 3Q’25 Assets Under Management (“AUM”) $239.1 $245.9 $261.3 $286.4 Fee-Earning Assets Under Management (“FAUM”) 141.7 141.3 146.4 163.0 Net Accrued Performance 1.0 1.0 1.0 1.2 Available Capital 58.4 57.6 62.5 72.9 3Q’24 3Q’25 3Q’24 YTD 3Q’25 YTD Capital Raised $10.4 $18.1 $21.3 $35.3 Capital Invested 8.6 14.9 22.7 32.6 Realizations 5.6 7.8 15.8 18.5 ▪ 3Q’25 FRR of $509 million increased 11% versus 3Q’24, with 3Q’25 FRE of $225 million and 3Q’25 After- tax DE of $214 million ▪ Total AUM of $286 billion, up 20% in the last twelve months; FAUM of $163 billion, up 15% over the same period Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Tie to next page Tie to OM section

TPG | 7 Non-GAAP Financial Measures ▪ FRE increased 18% from $191 million in 3Q’24 to $225 million in 3Q’25; FRE margin increased from 41% in 3Q’24 to 44% in 3Q’25 ▪ After-tax DE of $214 million in 3Q’25, an increase from $189 million in 3Q’24, primarily driven by FRE, partially offset by an increase in interest expense, net Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including 3Q’25 expenses of $10 million related to our unoccupied lease space and $7 million for acquisition diligence activity. ($ in thousands) 3Q’24 3Q’25 3Q’24 YTD 3Q’25 YTD 3Q’25 LTM Fee-Related Revenues Management fees $ 407,163 $ 461,338 $ 1,223,122 $ 1,324,961 $ 1,727,549 Fee-related performance revenues 5,557 7,340 13,917 20,309 39,425 Transaction, monitoring and other fees, net 43,153 38,097 111,454 126,905 163,094 Other income 3,969 2,621 21,553 8,604 12,122 Fee-Related Revenues 459,842 509,396 1,370,046 1,480,779 1,942,189 Fee-Related Expenses Cash-based compensation and benefits, net 174,514 185,504 520,943 553,398 721,456 Fee-related performance compensation 2,778 3,671 6,958 10,155 19,713 Operating expenses, net 91,783 95,220 267,743 291,146 385,115 Fee-Related Expenses 269,075 284,395 795,644 854,699 1,126,284 Fee-Related Earnings 190,767 225,001 574,402 626,080 815,905 Realized performance allocations, net 32,112 30,424 89,643 157,082 262,021 Realized investment income and other, net(1) (2,529) 2,688 (5,934) (6,990) (8,759) Depreciation expense (5,045) (5,213) (15,382) (15,320) (20,325) Interest expense, net (9,118) (23,226) (26,777) (54,923) (64,255) Distributable Earnings 206,187 229,674 615,952 705,929 984,588 Income taxes (16,742) (15,312) (39,243) (36,541) (54,634) After-Tax Distributable Earnings $ 189,445 $ 214,362 $ 576,709 $ 669,388 $ 929,954 Tie to: -prior page -qtrly statement in back -G-NG qtrly statment in back

TPG | 8 $1,223 $1,325 $397 $363 $125 $182 $145 $198 $229 $252 $154 $159$106 $107$67 $64 3Q’24 YTD 3Q’25 YTD $191 $225 3Q’24 3Q’25 $574 $626 3Q’24 YTD 3Q’25 YTD $407 $461 $121 $137 $46 $49 $49 $68 $77 $87 $50 $50$36 $37 $28 $33 3Q’24 3Q’25 ▪ 3Q’25 FRR increased 11% over 3Q’24 primarily driven by the addition of TPG Peppertree and management fees resulting from capital raised in Rise Climate II in the Impact platform ▪ 3Q’25 FRE margin of 44%, an increase from 41% in 3Q’24; 3Q’25 YTD FRE margin of 42% Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $15 million and $4 million for 3Q’24 and 3Q’25, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +13% Capital Growth Impact TPG AG Credit +8% TPG AG Real Estate Real Estate Market Solutions Fee-Related Earnings

# Distributable Earnings

- After-tax DE increased from $189 million in 3Q'24 to $214 million for 3Q'25, primarily driven by FRE, offset by an increase in interest expense, net



After-tax DE
($M)
$189
$214
$577
$669
3Q'24
3Q'25
3Q'24 YTD
3Q'25 YTD



Distributable Earnings Mix
2Q'25
3Q'25
21%
79%
2%
98%
FRE
All Other Sources of Pre-tax DE

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 9

# Realized Performance Allocations, Net

- Realized performance allocations, net were $30 million in 3Q'25, primarily driven by Asia VIII and Asia VII in the Capital platform, MMDL V and MMDL II in TPG AG Credit, and TTAD II in the Growth platform
- Realized performance allocations, net for 3Q'25 YTD were $157 million, primarily driven by TPG VII, TPG VIII, Asia VIII, and Asia VII in the Capital platform, Growth IV in the Growth platform, and Rise Climate I in the Impact platform

## 3Q'25 Realized Performance Allocations, Net

*($M)*



Market Solutions $3
TPG AG Real Estate $1
TPG AG Credit $7
Growth $2
Capital $18
Total $30

## 3Q'25 YTD Realized Performance Allocations, Net

*($M)*



TPG AG Real Estate $2
Real Estate $2
Market Solutions $3
TPG AG Credit $25
Impact $5
Growth $45
Capital $76
Total $157

Capital | Growth | Impact | TPG AG Credit | TPG AG Real Estate | Real Estate | Market Solutions

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 10

TPG | 11 $541 $199 $137 $98 $59 $35 $124 Net Accrued Performance Net Accrued Performance by Fund Vintage ($M) 2Q’25 3Q’25 2020 & Prior $744 $821 2021 85 103 2022 161 229 2023 9 16 2024 8 13 2025 — 11 Total $1,007 $1,193 3Q’25 Net Accrued Performance Total $1.2B ($M) $1,007 +$101 +$115 ($30) $1,193 2Q’25 Acquisition Value Creation & Other Realized Gains 3Q’25 3Q’25 Net Accrued Performance Walk ($M) Investment Appreciation / (Depreciation)(1) Platform 3Q’25 3Q’25 YTD Capital 3.9% 10.3% Growth 1.1% 3.8% Impact 2.5% 5.9% TPG Angelo Gordon TPG AG Credit 3.3% 8.1% TPG AG Real Estate 2.0% 2.9% Real Estate 3.5% 13.1% Market Solutions 2.7% 8.0% Loan Level Return CLOs 3Q’25 3Q’25 YTD U.S. CLOs 2.0% 5.3% European CLOs 1.8% 3.8% 1. Due to the nature of their strategy, Appreciation / (Depreciation) for certain funds in our Impact and Market Solutions platforms is as of June 30, 2025. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended September 30, 2025 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended September 30, 2025 will be reflected in the performance information presented in future reporting. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions Tie all 3 Net APF totals to NG BS

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash and cash equivalents totaled $1.1 billion at the end of 3Q’25; debt obligations increased to $1.8 billion primarily due to our Senior Notes offering of $500 million during 3Q’25 ▪ Investments increased $1.2 billion from $7.5 billion at the end of 4Q’24 to $8.7 billion at the end of 3Q’25, primarily resulting from investments in our funds 1. Includes TPG Inc. Class A and Class B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’24 3Q’25 Assets Cash and cash equivalents $ 808,017 $ 1,080,304 Investments 7,503,281 8,686,758 Other assets 1,254,025 2,058,358 Intangible assets, net and goodwill 969,786 1,194,303 Total assets 10,535,109 13,019,723 Liabilities and equity Liabilities Debt obligations 1,281,984 1,792,030 Accrued performance allocation compensation 4,376,523 5,042,995 Other liabilities 1,284,613 2,411,542 Total liabilities 6,943,120 9,246,567 Equity TPG Inc.(1) 784,101 1,143,525 Non-controlling interests 2,807,888 2,629,631 Total equity 3,591,989 3,773,156 Total liabilities and equity $ 10,535,109 $ 13,019,723 Tie to B/S G- NG in back

# Non-GAAP Balance Sheet Highlights

- Cash and cash equivalents totaled $153 million at the end of 3Q'25
- At the end of 3Q'25, our net debt was $1.7 billion[1] and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.7 billion
- Our borrowings include our Senior and Subordinated Notes with a principal amount of $1.5 billion, Secured Notes with a principal amount of $250 million (which are backed by $600 million in pledged assets as of 3Q'25), and our Senior Unsecured Revolving Credit Facility with a drawn amount of $70 million

| *($ in millions)* | | 2Q'25 | | 3Q'25 |
|---|---|---|---|---|
| Cash and cash equivalents | $ | 170 | $ | 153 |
| Net accrued performance | | 1,007 | | 1,193 |
| Investments in funds | | 1,363 | | 1,321 |
| **Cash and investments, net** | | **2,540** | | **2,667** |
| Debt obligations | $ | 1,611 | $ | 1,792 |

3Q'25 Long Term Debt Obligations[2]



($M)
$70
$250
$600
$400
$500
Total
$1.8B
Senior Notes, Mar-2034
Senior Notes, Jan-2036
Subordinated Notes, Mar-2064
Secured Notes, Jun-2038(3)
Senior Unsecured Revolving Credit Facility

| Credit Ratings |
|---|
| **Moody's** |
| A3 |
| **S&P** |
| BBB+ |
| **Fitch** |
| A- |

| Available Liquidity |
|---|
| **$1.8 billion** |
| Cash, cash equivalents, and available revolver |

See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.
1. Net debt comprised of $1.8 billion in debt principal less $153 million of cash and cash equivalents.
2. Shown at face value; excludes certain short term lines of credit.
3. If the Secured Notes are not redeemed on or prior to June 20, 2028, we are required to pay additional interest equal to 4.0% per annum.

TPG | 13

Operating Metrics

TPG | 15 $142 $163 $38 $44 $12 $15 $18 $20 $42 $48 $14 $14 $12 $12 $6 $10 3Q’24 3Q’25 $239 $286 $73 $87 $27 $31 $25 $29 $70 $86 $18 $19 $17 $19 $9 $16 3Q’24 3Q’25 Assets Under Management and Fee-Earning AUM ▪ 3Q’25 AUM rose 20% from 3Q’24 to $286.4 billion, primarily driven by capital raised of $44.1 billion, including $9.1 billion in TPG X in the Capital platform and $2.4 billion in Credit Solutions III in TPG AG Credit, partially offset by realizations of $25.6 billion ▪ 3Q’25 FAUM increased 15% from 3Q’24 to $163.0 billion, primarily driven by fee-earning capital raised of $19.0 billion, including $8.8 billion in TPG X in the Capital platform and $1.8 billion in Growth VI in the Growth platform, and deployment of $17.5 billion; realizations were $14.8 billion Assets Under Management Fee-Earning AUM ($B) ($B) +20% +15% Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 16 Assets Under Management and Fee-Earning AUM Duration For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of September 30, 2025. 2. Perpetual capital refers to AUM that has an indefinite term with no predetermined requirement to return invested capital to investors upon the realization of investments. See the Definitions in the Reconciliations and Disclosures Section of this document for more information. ▪ At the end of 3Q’25, long-dated funds with a duration of 10 or more years(1) totaled $194.3 billion, or 68%, of our AUM; $39.6 billion of our AUM, or 14%, was in perpetual funds(2) ▪ At the end of 3Q’25, long dated funds with a duration of 10 or more years(1) totaled $115.5 billion, or 71%, of our FAUM; $16.6 billion of our FAUM, or 10%, was in perpetual funds(2) 0-4 Years 5-9 Years 10+ Years Perpetual 19% 71% 10% 0.27% 18% 68% 14% AUM by Duration at Inception Total $286B FAUM by Duration at Inception Total $163B <1% ~82% ~81%

TPG | 17 Capital $4.2 Growth $0.0 TPG AG Credit $4.4 TPG AG Real Estate $2.0 Market Solutions $0.6 Capital $3.6 Growth $3.7 Impact $1.4 TPG AG Credit $10.7 TPG AG Real Estate $0.8 Real Estate $3.3 Market Solutions $0.8 ▪ AUM Subject to Fee-Earning Growth totaled $35.5 billion at the end of 3Q’25 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 3Q’25, our AUM Subject to Fee-Earning Growth represents 22% of FAUM and the potential fee- related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $222 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $24 Total $11 AUM Subject to Fee-Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee-Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions <$0.1

TPG | 18 Capital $64.6 Growth $24.4 Impact $16.3 TPG AG Credit $58.4 TPG AG Real Estate $7.0 Real Estate $5.6 Market Solutions $12.5 Capital $66.1 Growth $26.3 Impact $25.3 TPG AG Credit $72.7 TPG AG Real Estate $18.5 Real Estate $18.9 Market Solutions $14.2 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $242.0 billion, or 84% of total AUM, at the end of 3Q’25 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $188.9 billion, or 66% of total AUM, at the end of 3Q’25 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $242 Total $189 Performance Eligible and Generating AUM Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

# AUM Rollforward

| Three Months Ended September 30, 2025 | | | | TPG Angelo Gordon | | | | |
|---|---|---|---|---|---|---|---|---|
| *($ in millions)* | Capital | Growth | Impact | Credit | Real Estate | Real Estate | Market Solutions | Total |
| **AUM** | | | | | | | | |
| Balance as of Beginning of Period | $ 76,245 | $ 29,771 | $ 28,894 | $ 80,161 | $ 18,749 | $ 18,239 | $ 9,272 | $ 261,331 |
| Acquisition | — | — | — | — | — | — | 7,927 | 7,927 |
| Capital Raised | 10,601 | 855 | 440 | 4,803 | — | 1,028 | 380 | 18,107 |
| Realizations | (2,554) | (908) | (637) | (2,745) | (604) | (249) | (69) | (7,766) |
| Outflows[1] | — | — | — | (243) | — | — | (1,757) | (2,000) |
| Changes in Investment Value and Other[2] | 3,168 | 909 | 528 | 3,664 | 394 | 106 | 30 | 8,799 |
| **AUM as of end of period** | **$ 87,460** | **$ 30,627** | **$ 29,225** | **$ 85,640** | **$ 18,539** | **$ 19,124** | **$ 15,783** | **$ 286,398** |

| Twelve Months Ended September 30, 2025 | | | | TPG Angelo Gordon | | | | |
|---|---|---|---|---|---|---|---|---|
| *($ in millions)* | Capital | Growth | Impact | Credit | Real Estate | Real Estate | Market Solutions | Total |
| **AUM** | | | | | | | | |
| Balance as of Beginning of Period | $ 73,164 | $ 27,254 | $ 24,706 | $ 69,898 | $ 18,279 | $ 17,109 | $ 8,697 | $ 239,107 |
| Acquisition | — | — | — | — | — | — | 7,927 | 7,927 |
| Capital Raised | 14,269 | 4,850 | 5,125 | 14,701 | 1,514 | 1,580 | 2,065 | 44,104 |
| Realizations | (7,945) | (4,222) | (1,295) | (7,837) | (2,551) | (1,209) | (570) | (25,629) |
| Outflows[1] | — | — | — | (663) | — | — | (2,409) | (3,072) |
| Changes in Investment Value and Other[2] | 7,973 | 2,744 | 688 | 9,541 | 1,297 | 1,645 | 74 | 23,961 |
| **AUM as of end of period** | **$ 87,460** | **$ 30,627** | **$ 29,225** | **$ 85,640** | **$ 18,539** | **$ 19,124** | **$ 15,783** | **$ 286,398** |

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Outflows represent redemptions and withdrawals.
2. Changes in Investment Value and Other consists of changes in fair value, capital invested, available capital and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

# FAUM Rollforward

| Three Months Ended September 30, 2025 | | | | TPG Angelo Gordon | | | | |
|---|---|---|---|---|---|---|---|---|
| ($ in millions) | Capital | Growth | Impact | Credit | Real Estate | Real Estate | Market Solutions | Total |
| **FAUM** | | | | | | | | |
| Balance as of Beginning of Period | $ 35,829 | $ 14,520 | $ 19,077 | $ 45,365 | $ 14,590 | $ 11,951 | $ 5,083 | $ 146,415 |
| Acquisition | — | — | — | — | — | — | 4,458 | 4,458 |
| Fee-Earning Capital Raised[1] | 8,827 | — | 353 | 565 | — | — | 1,654 | 11,398 |
| Deployment[2] | — | 747 | 295 | 4,889 | 212 | 441 | 29 | 6,613 |
| Realizations[3] | (188) | (315) | (151) | (3,426) | (414) | (119) | (52) | (4,666) |
| Reduction in Fee Base[4] | — | — | — | — | — | (1) | — | (1) |
| Outflows[5] | — | — | — | (243) | — | — | (1,392) | (1,635) |
| Market Activity and Other[6] | — | — | — | 441 | (47) | 32 | 41 | 467 |
| **FAUM as of end of period** | **$ 44,468** | **$ 14,952** | **$ 19,574** | **$ 47,591** | **$ 14,340** | **$ 12,304** | **$ 9,820** | **$ 163,049** |

| Twelve Months Ended September 30, 2025 | | | | TPG Angelo Gordon | | | | |
|---|---|---|---|---|---|---|---|---|
| ($ in millions) | Capital | Growth | Impact | Credit | Real Estate | Real Estate | Market Solutions | Total |
| **FAUM** | | | | | | | | |
| Balance as of Beginning of Period | $ 37,941 | $ 12,358 | $ 17,802 | $ 42,091 | $ 14,168 | $ 11,649 | $ 5,709 | $ 141,718 |
| Acquisition | — | — | — | — | — | — | 4,458 | 4,458 |
| Fee-Earning Capital Raised[1] | 8,827 | 2,432 | 3,742 | 1,325 | 811 | — | 1,900 | 19,036 |
| Deployment[2] | 391 | 1,458 | 1,103 | 12,898 | 998 | 574 | 86 | 17,508 |
| Realizations[3] | (1,762) | (1,297) | (394) | (9,461) | (1,516) | (232) | (168) | (14,830) |
| Reduction in Fee Base[4] | (940) | — | (2,679) | (116) | (271) | (1) | — | (4,006) |
| Outflows[5] | — | — | — | (660) | — | — | (2,028) | (2,688) |
| Market Activity and Other[6] | 11 | 1 | — | 1,513 | 151 | 314 | (137) | 1,853 |
| **FAUM as of end of period** | **$ 44,468** | **$ 14,952** | **$ 19,574** | **$ 47,591** | **$ 14,340** | **$ 12,304** | **$ 9,820** | **$ 163,049** |

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Fee-Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Deployment represents increases in investment cost and CLO collateral assets, as well as capital called for investments.
3. Realizations represent decreases in investment cost and CLO collateral assets, as well as distributions of investment related proceeds.
4. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.
5. Outflows represent redemptions and withdrawals.
6. Market Activity and Other represents income activity for our funds for which management fees are calculated based on invested net capital or net asset value, as well as foreign exchange fluctuations.

TPG | 20

TPG | 21 Other Operating Metrics Capital Raised 3Q’24 3Q’25 3Q’24 YTD 3Q’25 YTD Capital $ 827 $ 10,601 $ 3,018 $ 11,775 Growth 518 855 1,175 4,347 Impact 4,992 440 5,183 3,417 TPG Angelo Gordon TPG AG Credit 2,886 4,803 9,532 11,809 TPG AG Real Estate 18 — 984 666 Real Estate 34 1,028 70 1,237 Market Solutions 1,101 380 1,373 2,065 Total $ 10,376 $ 18,107 $ 21,335 $ 35,316 ▪ We have invested approximately $42.9 billion during the last twelve months with $72.9 billion of capital available for deployment at the end of 3Q’25 Available Capital 3Q’24 3Q’25 Capital $ 15,909 $ 22,703 Growth 5,215 7,147 Impact 9,113 10,307 TPG Angelo Gordon TPG AG Credit 11,937 16,256 TPG AG Real Estate 6,964 6,257 Real Estate 6,494 6,101 Market Solutions 2,739 4,151 Total $ 58,371 $ 72,922 Capital Invested 3Q’24 3Q’25 3Q’24 YTD 3Q’25 YTD Capital $ 2,400 $ 1,932 $ 4,348 $ 5,088 Growth 164 1,069 1,224 3,174 Impact 736 1,069 1,219 2,163 TPG Angelo Gordon TPG AG Credit 3,902 8,301 11,479 16,640 TPG AG Real Estate 775 804 1,878 1,846 Real Estate 605 1,066 2,277 2,203 Market Solutions 26 678 267 1,528 Total $ 8,608 $ 14,919 $ 22,692 $ 32,642 Realizations 3Q’24 3Q’25 3Q’24 YTD 3Q’25 YTD Capital $ 1,238 $ 2,554 $ 4,452 $ 5,691 Growth 677 908 1,978 3,415 Impact 383 637 1,302 1,189 TPG Angelo Gordon TPG AG Credit 1,954 2,745 5,137 5,468 TPG AG Real Estate 719 604 1,799 1,835 Real Estate 441 249 805 688 Market Solutions 169 69 356 260 Total $ 5,581 $ 7,766 $ 15,829 $ 18,545 (All tables in $M) Tie to AUM roll Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

Supplemental Details

# GAAP and Non-GAAP Performance Allocations

| ($ in thousands) | Three Months Ended September 30, 2025 | | | | |
|---|---|---|---|---|---|
| | GAAP Total[(1)] | Less: GAAP Unrealized | GAAP Realized | Less: Non-GAAP Adjustments[(2)] | Non-GAAP Realized |
| Capital | $ 304,380 | $ 91,332 | $ 213,048 | $ 194,844 | $ 18,204 |
| Growth | 7,432 | (1,998) | 9,430 | 7,445 | 1,985 |
| Impact | 56,114 | 56,114 | — | — | — |
| TPG Angelo Gordon | | | | | |
| *TPG AG Credit* | *125,607* | *93,083* | *32,524* | *26,019* | *6,505* |
| *TPG AG Real Estate* | *23,526* | *20,872* | *2,654* | *2,123* | *531* |
| Real Estate | 43,213 | 38,592 | 4,621 | 4,621 | — |
| Market Solutions | 32,660 | 16,666 | 15,994 | 12,795 | 3,199 |
| **Total** | **$ 592,932** | **$ 314,661** | **$ 278,271** | **$ 247,847** | **$ 30,424** |

| ($ in thousands) | Nine Months Ended September 30, 2025 | | | | |
|---|---|---|---|---|---|
| | GAAP Total[(1)] | Less: GAAP Unrealized | GAAP Realized | Less: Non-GAAP Adjustments[(2)] | Non-GAAP Realized |
| Capital | $ 755,131 | $ 266,558 | $ 488,573 | $ 412,384 | $ 76,189 |
| Growth | 84,959 | (172,426) | 257,385 | 212,658 | 44,727 |
| Impact | 125,718 | 104,237 | 21,481 | 16,947 | 4,534 |
| TPG Angelo Gordon | | | | | |
| *TPG AG Credit* | *250,896* | *126,861* | *124,035* | *99,228* | *24,807* |
| *TPG AG Real Estate* | *(52,129)* | *(59,794)* | *7,665* | *6,132* | *1,533* |
| Real Estate | 129,362 | 114,276 | 15,086 | 12,993 | 2,093 |
| Market Solutions | 85,344 | 69,350 | 15,994 | 12,795 | 3,199 |
| **Total** | **$ 1,379,281** | **$ 449,062** | **$ 930,219** | **$ 773,137** | **$ 157,082** |

Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.
1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

# GAAP and Non-GAAP Net Accrued Performance

| As of June 30, 2025<br>*($ in millions)* | Capital | Growth | Impact | TPG Angelo Gordon<br>Credit | TPG Angelo Gordon<br>Real Estate | Real Estate | Market Solutions | Total |
|---|---|---|---|---|---|---|---|---|
| **GAAP Total** | $ 3,097 | $ 1,419 | $ 641 | $ 398 | $ 296 | $ 140 | $ 98 | $ 6,089 |
| Less: Excluded Assets[1] | 48 | 224 | — | — | — | 9 | — | 281 |
| Less: Non-GAAP Adjustments[2] | 2,549 | 995 | 515 | 318 | 241 | 105 | 78 | 4,801 |
| **Non-GAAP Total** | **$ 500** | **$ 200** | **$ 126** | **$ 80** | **$ 55** | **$ 26** | **$ 20** | **$ 1,007** |

| As of September 30, 2025<br>*($ in millions)* | Capital | Growth | Impact | TPG Angelo Gordon<br>Credit | TPG Angelo Gordon<br>Real Estate | Real Estate | Market Solutions | Total |
|---|---|---|---|---|---|---|---|---|
| **GAAP Total** | $ 3,193 | $ 1,417 | $ 697 | $ 491 | $ 317 | $ 179 | $ 620 | $ 6,914 |
| Less: Excluded Assets[1] | 48 | 215 | — | — | — | 5 | — | 268 |
| Less: Non-GAAP Adjustments[2] | 2,604 | 1,003 | 560 | 393 | 258 | 139 | 496 | 5,453 |
| **Non-GAAP Total** | **$ 541** | **$ 199** | **$ 137** | **$ 98** | **$ 59** | **$ 35** | **$ 124** | **$ 1,193** |

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

TPG | 25 Participating Shares Outstanding (shares) 6/30/2025 Net Change 9/30/2025 Net Change Estimated Record Date 11/14/2025(1) TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 144,596,915 8,210,578 152,807,493 297,125 153,104,618 Common Units exchangeable into Class A common stock 224,858,284 107,426 224,965,710 — 224,965,710 Diluted Class A common stock outstanding 369,455,199 8,318,004 377,773,203 297,125 378,070,328 Restricted Stock Units Special Purpose Awards(2) 12,068,263 490,941 12,559,204 Ordinary Service Awards 9,752,374 1,331 9,753,705 Total participating shares outstanding(3) 391,275,836 8,810,276 400,086,112 1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 2. Includes 583,821 CEO Market Condition awards that have vested, but have not yet been settled. 3. Excludes unvested Market and Performance Condition awards, as these awards are not considered participating as they (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting. Tie to Dividends page

TPG | 26 FRE, After-Tax DE, and Dividends Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.60 per share for 3Q’25, and $1.68 per share for 3Q’25 YTD ▪ After-tax DE attributable to TPG Inc. of $0.53 per share for 3Q’25, and $1.70 per share for 3Q’25 YTD ▪ Declared dividend of $0.45 per share for 3Q’25 on November 4, 2025, with a record date of November 14, 2025 and payable date of December 1, 2025; dividends declared total $1.45 per share for 3Q’25 YTD ($ in thousands, except share and per share amounts) 2Q’25 3Q’25 After-tax Distributable Earnings attributable to TPG Inc. Class A common stockholders Pre-tax Distributable Earnings $ 278,476 $ 229,674 Less: subsidiary-level income taxes(3) (2,505) (6,632) Distributable Earnings before corporate income taxes 275,971 223,042 Percent to TPG Inc.(2) 40% 40% TPG Inc. Distributable Earnings before corporate income taxes 109,382 90,325 Less: corporate income taxes attributable to TPG Inc.(3) (7,682) (8,680) TPG Inc. After-tax Distributable Earnings 101,700 81,645 Estimated Class A common stock outstanding at Record Date(2) 147,640,663 153,104,618 TPG Inc. After-tax Distributable Earnings per Class A common stock 0.69 0.53 Target dividend policy 85% 85% Dividend per Class A common stock $ 0.59 $ 0.45 Note: TPG Inc. effective DE corporate income tax rate 7.0% 9.6% 1. Fee-Related Earnings does not include income tax expense. 2. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 3. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc. ($ in thousands) 2Q’25 3Q’25 Subsidiary-level income taxes $ 2,505 $ 6,632 Corporate income taxes 7,682 8,680 Total income taxes $ 10,187 $ 15,312 ($ in thousands, except share and per share amounts) 2Q’25 3Q’25 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(1) $ 219,517 $ 225,001 Percent to TPG Inc.(2) 40% 40% TPG Inc. Fee-Related Earnings 87,006 91,118 Estimated Class A common stock outstanding at Record Date(2) 147,640,663 153,104,618 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.59 $ 0.60 Tie to: -Share Roll page for Shares -NG P&L for FRE, taxes, and Pretax DE

TPG | 27 Equity-Based Compensation Summary ($ in millions, except for share and per share amounts, as of September 30, 2025) Category Units Outstanding Compensation Expense QTD Compensation Expense YTD Unrecognized Compensation Expense Remaining Recognition Period(1) Other Awards: Legacy Equity, IPO-Related and Acquisition Awards(2) N/A $ 73.0 $ 321.5 $ 1,498.6 0.3 - 3.3 years Restricted Stock Units: Special Purpose Awards 12,559,204 31.4 94.1 261.8 2.9 years Ordinary Service Awards 9,753,705 43.5 130.4 349.6 2.8 years Total 22,312,909 147.9 546.0 2,110.0 Less: Non-employee portion of Awards(3) (474,156) (3.9) (12.6) Add: Market / Performance Condition Awards(4)(5) 5,255,418 11.6 34.9 Add: Other(6) N/A 2.8 5.5 Total Statement of Operations Equity-based compensation $ 158.4 $ 573.8 1. Represents the weighted average remaining recognition period across outstanding Restricted Stock Unit grants and other awards. 2. Represents units granted in TPG Partner Holdings and RemainCo Partner Holdings, plus other awards granted in conjunction with the firm’s IPO and successive acquisitions, including unvested common units in TPG Operating Group. 3. Considered a General, Administrative and Other expense for GAAP purposes. 4. Market and Performance Condition awards are not considered participating; these awards either (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting. 5. Excludes 583,821 CEO Market Condition awards that have vested, but have not yet been settled. 6. Represents units granted in TPG RE Finance Trust, Inc. and AG Mortgage Investment Trust, Inc. ▪ Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $44 million in 3Q’25; the total unrecognized compensation expense related to these Ordinary Service Awards amounted to $350 million at the end of 3Q’25, and is expected to be recognized over the next 2.8 years(1) Tie to: -Share roll for RSU awards -G P&L for total EBC

# Fund Performance Metrics

| ($ in millions, as of 9/30/25) Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: Capital** | | | | | | | | | | |
| *Capital Funds* | | | | | | | | | | |
| Air Partners | 1993 | $ 64 | $ 64 | $ 697 | $ — | $ 697 | 81% | 10.9x | 73% | 8.9x |
| TPG I | 1994 | 721 | 696 | 3,095 | — | 3,095 | 47% | 4.4x | 36% | 3.5x |
| TPG II | 1997 | 2,500 | 2,554 | 5,010 | — | 5,010 | 13% | 2.0x | 10% | 1.7x |
| TPG III | 1999 | 4,497 | 3,718 | 12,360 | — | 12,360 | 34% | 3.3x | 26% | 2.6x |
| TPG IV | 2003 | 5,800 | 6,157 | 13,734 | — | 13,734 | 20% | 2.2x | 15% | 1.9x |
| TPG V | 2006 | 15,372 | 15,564 | 22,074 | — | 22,074 | 6% | 1.4x | 5% | 1.4x |
| TPG VI | 2008 | 18,873 | 19,220 | 33,399 | 125 | 33,524 | 14% | 1.7x | 10% | 1.5x |
| TPG VII | 2015 | 10,495 | 10,255 | 22,999 | 1,897 | 24,896 | 26% | 2.4x | 19% | 2.0x |
| TPG VIII | 2019 | 11,505 | 10,738 | 5,618 | 14,709 | 20,327 | 24% | 1.9x | 16% | 1.6x |
| TPG IX | 2022 | 12,014 | 9,055 | 1,048 | 12,190 | 13,238 | 40% | 1.4x | 25% | 1.3x |
| TPG X | 2025 | 9,127 | — | — | 311 | 311 | NM | NM | NM | NM |
| *Capital Funds* | | *90,968* | *78,021* | *120,034* | *29,232* | *149,266* | *23%* | *1.9x* | *15%* | *1.6x* |
| | | | | | | | | | | |
| *Asia Funds* | | | | | | | | | | |
| Asia I | 1994 | 96 | 78 | 71 | — | 71 | (3%) | 0.9x | (10%) | 0.7x |
| Asia II | 1998 | 392 | 764 | 1,669 | — | 1,669 | 17% | 2.2x | 14% | 1.9x |
| Asia III | 2000 | 724 | 623 | 3,316 | — | 3,316 | 46% | 5.3x | 31% | 3.8x |
| Asia IV | 2005 | 1,561 | 1,603 | 4,089 | — | 4,089 | 23% | 2.6x | 17% | 2.1x |
| Asia V | 2007 | 3,841 | 3,257 | 5,440 | 114 | 5,554 | 10% | 1.7x | 6% | 1.4x |
| Asia VI | 2012 | 3,270 | 3,285 | 4,794 | 1,758 | 6,552 | 13% | 2.0x | 9% | 1.6x |
| Asia VII | 2017 | 4,630 | 4,586 | 4,069 | 4,610 | 8,679 | 18% | 1.8x | 11% | 1.5x |
| Asia VIII | 2022 | 5,259 | 3,108 | 471 | 4,015 | 4,486 | 36% | 1.6x | 18% | 1.3x |
| *Asia Funds* | | *19,773* | *17,304* | *23,919* | *10,497* | *34,416* | *20%* | *2.0x* | *14%* | *1.6x* |
| | | | | | | | | | | |
| *Healthcare Funds* | | | | | | | | | | |
| THP I | 2019 | 2,704 | 2,430 | 889 | 3,048 | 3,937 | 18% | 1.6x | 11% | 1.3x |
| THP II | 2022 | 3,576 | 2,013 | 4 | 3,037 | 3,041 | 43% | 1.7x | 26% | 1.4x |
| THP III | | 615 | — | — | — | — | NM | NM | NM | NM |
| *Healthcare Funds* | | *6,895* | *4,443* | *893* | *6,085* | *6,978* | *23%* | *1.6x* | *13%* | *1.4x* |
| | | | | | | | | | | |
| *Continuation Vehicles* | | | | | | | | | | |
| TPG AAF | 2021 | 1,317 | 1,314 | 2,720 | — | 2,720 | 43% | 2.1x | 37% | 1.9x |
| TPG AION | 2021 | 207 | 207 | — | 141 | 141 | (9%) | 0.7x | (10%) | 0.7x |
| *Continuation Vehicles* | | *$ 1,524* | *$ 1,521* | *$ 2,720* | *$ 141* | *$ 2,861* | *35%* | *1.9x* | *29%* | *1.7x* |

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

# Fund Performance Metrics (Cont'd)

| *($ in millions, as of 9/30/25)* Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: Growth** | | | | | | | | | | |
| *Growth Funds* | | | | | | | | | | |
| STAR | 2007 | $ 1,264 | $ 1,259 | $ 1,895 | $ — | $ 1,895 | 12% | 1.5x | 6% | 1.3x |
| Growth II | 2011 | 2,041 | 2,185 | 4,847 | 521 | 5,368 | 21% | 2.6x | 15% | 2.0x |
| Growth III | 2015 | 3,128 | 3,382 | 5,106 | 1,787 | 6,893 | 23% | 2.0x | 15% | 1.6x |
| Growth IV | 2017 | 3,739 | 3,624 | 4,589 | 3,304 | 7,893 | 20% | 2.1x | 14% | 1.7x |
| Gator | 2019 | 726 | 686 | 771 | 533 | 1,304 | 26% | 1.9x | 20% | 1.7x |
| Growth V | 2020 | 3,558 | 3,280 | 1,451 | 4,217 | 5,668 | 20% | 1.7x | 13% | 1.4x |
| Growth VI | 2023 | 4,285 | 1,689 | 7 | 2,091 | 2,098 | 59% | 1.3x | 17% | 1.1x |
| *Growth Funds* | | *18,741* | *16,105* | *18,666* | *12,453* | *31,119* | *19%* | *1.9x* | *13%* | *1.6x* |
| *Tech Adjacencies Funds* | | | | | | | | | | |
| TTAD I | 2018 | 1,574 | 1,497 | 1,179 | 1,351 | 2,530 | 17% | 1.7x | 12% | 1.5x |
| TTAD II | 2021 | 3,198 | 2,851 | 656 | 3,293 | 3,949 | 19% | 1.5x | 14% | 1.3x |
| TTAD III | 2025 | 522 | 119 | — | 142 | 142 | NM | NM | NM | NM |
| *Tech Adjacencies Funds* | | *5,294* | *4,467* | *1,835* | *4,786* | *6,621* | *18%* | *1.6x* | *13%* | *1.4x* |
| TDM | 2017 | 1,326 | 595 | — | 1,062 | 1,062 | 12% | 1.8x | 9% | 1.5x |
| LSI | 2023 | 410 | 203 | — | 222 | 222 | 4% | 1.0x | (20%) | 0.8x |
| TECA | 2025 | 555 | 134 | — | 140 | 140 | NM | NM | NM | NM |
| TPG Atlas | 2025 | 752 | 427 | — | 427 | 427 | NM | NM | NM | NM |
| **Platform: Impact** | | | | | | | | | | |
| *The Rise Funds* | | | | | | | | | | |
| Rise I | 2017 | 2,106 | 2,045 | 1,641 | 2,089 | 3,730 | 15% | 1.8x | 9% | 1.4x |
| Rise II | 2020 | 2,176 | 2,066 | 841 | 2,536 | 3,377 | 16% | 1.6x | 10% | 1.4x |
| Rise III | 2022 | 2,700 | 1,971 | 69 | 3,001 | 3,070 | 41% | 1.6x | 24% | 1.3x |
| *The Rise Funds* | | *6,982* | *6,082* | *2,551* | *7,626* | *10,177* | *18%* | *1.7x* | *11%* | *1.4x* |
| *Rise Climate Funds* | | | | | | | | | | |
| Rise Climate I | 2021 | 7,268 | 5,979 | 1,487 | 6,839 | 8,326 | 22% | 1.4x | 12% | 1.2x |
| Rise Climate II[11] | 2025 | 6,168 | 587 | — | 587 | 587 | NM | NM | NM | NM |
| Rise Climate Global South[11] | | 592 | — | — | — | — | NM | NM | NM | NM |
| Rise Climate TI | 2025 | 1,308 | 410 | — | 410 | 410 | NM | NM | NM | NM |
| *Rise Climate Funds* | | *15,336* | *6,976* | *1,487* | *7,836* | *9,323* | *22%* | *1.4x* | *12%* | *1.2x* |
| TSI | 2018 | 333 | 133 | 368 | — | 368 | 35% | 2.8x | 25% | 2.1x |
| Evercare | 2019 | 621 | 452 | 32 | 509 | 541 | 3% | 1.2x | 0% | 1.0x |
| TPG NEXT[12] | 2023 | $ 565 | $ 23 | $ 3 | $ 21 | $ 24 | NM | NM | NM | NM |

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

# Fund Performance Metrics (Cont'd)

| ($ in millions, as of 9/30/25) Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: Real Estate** | | | | | | | | | | |
| *TPG Real Estate Partners* | | | | | | | | | | |
| TREP II | 2014 | $ 2,065 | $ 2,213 | $ 3,574 | $ 2 | $ 3,576 | 28% | 1.7x | 18% | 1.5x |
| TREP III | 2018 | 3,722 | 4,324 | 3,587 | 2,486 | 6,073 | 14% | 1.5x | 9% | 1.3x |
| TREP IV | 2022 | 6,820 | 4,311 | 592 | 4,598 | 5,190 | 19% | 1.2x | 7% | 1.1x |
| *TPG Real Estate Partners* | | *12,607* | *10,848* | *7,753* | *7,086* | *14,839* | *20%* | *1.5x* | *12%* | *1.3x* |
| | | | | | | | | | | |
| TAC+ | 2021 | 1,797 | 1,182 | 135 | 1,055 | 1,190 | 0% | 1.0x | (1%) | 1.0x |
| TRECO | 2024 | 1,786 | 702 | 408 | 347 | 755 | 30% | 1.3x | 8% | 1.1x |
| | | | | | | | | | | |
| **Platform: Market Solutions** | | | | | | | | | | |
| *NewQuest Funds* | | | | | | | | | | |
| NewQuest I[12] | 2011 | 390 | 291 | 767 | — | 767 | 48% | 3.2x | 37% | 2.3x |
| NewQuest II[12] | 2013 | 310 | 342 | 686 | 88 | 774 | 25% | 2.3x | 19% | 1.9x |
| NewQuest III[12] | 2016 | 541 | 543 | 554 | 242 | 796 | 9% | 1.4x | 5% | 1.2x |
| NewQuest IV[12] | 2020 | 1,000 | 964 | 246 | 1,376 | 1,622 | 19% | 1.7x | 11% | 1.4x |
| NewQuest V[12] | 2022 | 689 | 467 | 143 | 515 | 658 | 43% | 1.5x | 28% | 1.3x |
| *NewQuest Funds* | | *2,930* | *2,607* | *2,396* | *2,221* | *4,617* | *33%* | *1.9x* | *20%* | *1.5x* |
| | | | | | | | | | | |
| *TPG GP Solutions* | | | | | | | | | | |
| TGS I[12] | 2022 | 1,864 | 866 | 14 | 1,088 | 1,102 | 68% | 1.3x | 37% | 1.2x |
| TGS II[12] | | 1,380 | — | — | — | — | NM | NM | NM | NM |
| *TPG GP Solutions* | | *3,244* | *866* | *14* | *1,088* | *1,102* | *68%* | *1.3x* | *37%* | *1.2x* |
| | | | | | | | | | | |
| *TPG Peppertree Funds* | | | | | | | | | | |
| Peppertree I | 2004 | 63 | 44 | 95 | — | 95 | 16% | 2.1x | 11% | 1.7x |
| Peppertree II | 2008 | 24 | 21 | 57 | — | 57 | 30% | 2.8x | 20% | 2.1x |
| Peppertree III | 2011 | 55 | 49 | 105 | 4 | 109 | 16% | 2.2x | 11% | 1.8x |
| Peppertree IV | 2014 | 132 | 119 | 214 | 42 | 256 | 16% | 2.1x | 11% | 1.7x |
| Peppertree V | 2014 | 79 | 63 | 12 | 96 | 108 | 6% | 1.7x | 4% | 1.4x |
| Peppertree VI | 2016 | 230 | 204 | 145 | 446 | 591 | 18% | 2.9x | 13% | 2.2x |
| Peppertree VII | 2018 | 505 | 460 | 31 | 1,208 | 1,239 | 17% | 2.7x | 13% | 2.1x |
| Peppertree VIII | 2020 | 1,000 | 890 | 30 | 1,745 | 1,775 | 16% | 2.0x | 12% | 1.6x |
| Peppertree IX | 2022 | 1,500 | 1,298 | 80 | 1,787 | 1,867 | 15% | 1.4x | 10% | 1.3x |
| Peppertree X | 2023 | 2,040 | 753 | — | 995 | 995 | 33% | 1.3x | 19% | 1.2x |
| *TPG Peppertree Funds* | | *$ 5,628* | *$ 3,901* | *$ 769* | *$ 6,323* | *$ 7,092* | *17%* | *1.8x* | *12%* | *1.5x* |

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

# Fund Performance Metrics (Cont'd)

| ($ in millions, as of 9/30/25) Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Platform: TPG Angelo Gordon** | | | | | | | | | | |
| ***Credit Solutions*** | | | | | | | | | | |
| *Credit Solutions* | | | | | | | | | | |
| Credit Solutions I | 2019 | $ 1,805 | $ 1,801 | $ 2,012 | $ 730 | $ 2,742 | 16% | 1.6x | 12% | 1.4x |
| Credit Solutions I Dislocation A | 2020 | 909 | 602 | 795 | — | 795 | 34% | 1.3x | 27% | 1.3x |
| Credit Solutions I Dislocation B | 2020 | 308 | 176 | 211 | — | 211 | 28% | 1.2x | 21% | 1.2x |
| Credit Solutions II | 2021 | 3,134 | 3,040 | 909 | 3,119 | 4,028 | 16% | 1.4x | 12% | 1.3x |
| Credit Solutions II Dislocation A | 2022 | 1,310 | 868 | 916 | 100 | 1,016 | 17% | 1.2x | 12% | 1.1x |
| Credit Solutions III | 2024 | 4,282 | 655 | 1 | 838 | 839 | NM | NM | NM | NM |
| *Credit Solutions* | | *11,748* | *7,142* | *4,844* | *4,787* | *9,631* | *17%* | *1.4x* | *13%* | *1.3x* |
| *Essential Housing* | | | | | | | | | | |
| Essential Housing I | 2020 | 642 | 456 | 577 | — | 577 | 15% | 1.3x | 12% | 1.2x |
| Essential Housing II | 2021 | 2,534 | 1,071 | 923 | 476 | 1,399 | 16% | 1.3x | 13% | 1.3x |
| Essential Housing III | 2024 | 1,619 | 649 | — | 707 | 707 | 13% | 1.1x | 10% | 1.1x |
| *Essential Housing* | | *4,795* | *2,176* | *1,500* | *1,183* | *2,683* | *16%* | *1.3x* | *12%* | *1.2x* |
| Hybrid Solutions | 2025 | 317 | 32 | — | 48 | 48 | NM | NM | NM | NM |
| ***Structured Credit & Specialty Finance*** | | | | | | | | | | |
| ABC Fund I | 2021 | 1,005 | 904 | 150 | 1,101 | 1,251 | 18% | 1.4x | 14% | 1.3x |
| ABC Fund II | 2024 | 1,132 | 524 | — | 559 | 559 | NM | NM | NM | NM |
| *Structured Credit & Specialty Finance* | | *2,137* | *1,428* | *150* | *1,660* | *1,810* | *18%* | *1.4x* | *14%* | *1.3x* |
| ***Middle Market Direct Lending***[13] | | | | | | | | | | |
| MMDL I | 2015 | 594 | 572 | 846 | — | 846 | 14% | 1.6x | 10% | 1.4x |
| MMDL II | 2016 | 1,580 | 1,563 | 2,329 | — | 2,329 | 14% | 1.7x | 10% | 1.5x |
| MMDL III | 2018 | 2,751 | 2,547 | 3,678 | — | 3,678 | 13% | 1.6x | 10% | 1.5x |
| MMDL IV | 2020 | 2,671 | 2,586 | 1,610 | 1,950 | 3,560 | 14% | 1.5x | 10% | 1.4x |
| MMDL IV Annex | 2021 | 797 | 767 | 393 | 597 | 990 | 14% | 1.4x | 11% | 1.3x |
| MMDL V | 2022 | 3,924 | 2,389 | 338 | 2,413 | 2,751 | 17% | 1.3x | 13% | 1.2x |
| MMDL VI | 2025 | 1,551 | 14 | — | 13 | 13 | NM | NM | NM | NM |
| *Middle Market Direct Lending* | | *13,868* | *10,438* | *9,194* | *4,973* | *14,167* | *14%* | *1.5x* | *10%* | *1.4x* |
| *Continuation Vehicles* | | | | | | | | | | |
| MMDL Continuation I | 2025 | 1,207 | — | — | — | — | NM | NM | NM | NM |
| *Continuation Vehicles* | | *$ 1,207* | *$ —* | *$ —* | *$ —* | *$ —* | *NM* | *NM* | *NM* | *NM* |

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

# Fund Performance Metrics (Cont'd)

| ($ in millions, as of 9/30/25) Fund | Vintage Year[1] | Capital Committed[2] | Capital Invested[3] | Realized Value[4] | Unrealized Value[5] | Total Value[6] | Gross IRR[7] | Gross MoM[7] | Net IRR[8] | Net MoM[9] |
|---|---|---|---|---|---|---|---|---|---|---|
| ***U.S. Real Estate*** | | | | | | | | | | |
| Realty | | | | | | | | | | |
| Realty I | 1994 | $ 30 | $ 30 | $ 65 | $ — | $ 65 | 27% | 2.2x | 20% | 1.9x |
| Realty II | 1995 | 33 | 33 | 81 | — | 81 | 31% | 2.4x | 22% | 2.2x |
| Realty III | 1997 | 61 | 94 | 120 | — | 120 | 5% | 1.3x | 3% | 1.3x |
| Realty IV | 1999 | 255 | 332 | 492 | — | 492 | 11% | 1.5x | 8% | 1.5x |
| Realty V | 2001 | 333 | 344 | 582 | — | 582 | 32% | 1.7x | 26% | 1.6x |
| Realty VI | 2005 | 514 | 558 | 657 | — | 657 | 5% | 1.2x | 3% | 1.1x |
| Realty VII | 2007 | 1,257 | 1,675 | 2,544 | — | 2,544 | 17% | 1.7x | 12% | 1.5x |
| Realty VIII | 2011 | 1,265 | 2,142 | 2,780 | 130 | 2,910 | 15% | 1.6x | 11% | 1.4x |
| Realty IX | 2015 | 1,329 | 1,986 | 2,279 | 204 | 2,483 | 8% | 1.4x | 5% | 1.2x |
| Realty Value X | 2018 | 2,775 | 4,573 | 4,106 | 1,591 | 5,697 | 13% | 1.4x | 8% | 1.2x |
| Realty Value XI | 2022 | 2,589 | 2,599 | 906 | 2,058 | 2,964 | 15% | 1.2x | 6% | 1.1x |
| *Realty* | | *10,441* | *14,366* | *14,612* | *3,983* | *18,595* | *14%* | *1.4x* | *9%* | *1.3x* |
| Core Plus Realty | | | | | | | | | | |
| Core Plus Realty I | 2003 | 534 | 532 | 876 | — | 876 | 20% | 1.6x | 18% | 1.5x |
| Core Plus Realty II | 2006 | 794 | 1,112 | 1,456 | — | 1,456 | 11% | 1.4x | 8% | 1.3x |
| Core Plus Realty III | 2011 | 1,014 | 1,420 | 2,231 | — | 2,231 | 23% | 1.8x | 19% | 1.6x |
| Core Plus Realty IV | 2015 | 1,308 | 2,019 | 2,063 | 239 | 2,302 | 5% | 1.2x | 2% | 1.1x |
| *Core Plus Realty* | | *3,650* | *5,083* | *6,626* | *239* | *6,865* | *15%* | *1.5x* | *11%* | *1.4x* |
| ***Asia Real Estate*** | | | | | | | | | | |
| Asia Realty | | | | | | | | | | |
| Asia Realty I | 2006 | 526 | 506 | 645 | — | 645 | 6% | 1.3x | 3% | 1.2x |
| Asia Realty II | 2010 | 616 | 602 | 1,071 | — | 1,071 | 24% | 1.8x | 16% | 1.6x |
| Asia Realty III | 2015 | 847 | 867 | 1,019 | 131 | 1,150 | 11% | 1.3x | 6% | 1.2x |
| Asia Realty IV | 2018 | 1,315 | 1,292 | 1,331 | 513 | 1,844 | 14% | 1.4x | 10% | 1.3x |
| Asia Realty V | 2022 | 2,007 | 988 | 131 | 1,112 | 1,243 | 25% | 1.3x | 11% | 1.1x |
| *Asia Realty* | | *5,311* | *4,255* | *4,197* | *1,756* | *5,953* | *13%* | *1.4x* | *8%* | *1.3x* |
| Japan Value | | | | | | | | | | |
| Japan Value[14] | 2023 | 417 | 204 | 17 | 225 | 242 | 79% | 1.9x | 37% | 1.5x |
| *Japan Value* | | *$ 417* | *$ 204* | *$ 17* | *$ 225* | *$ 242* | *79%* | *1.9x* | *37%* | *1.5x* |

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Fund Performance Metrics (Cont’d) ($ in millions, as of 9/30/25) Vintage Capital Capital Realized Unrealized Total Gross Gross Net Net Fund Year(1) Committed(2) Invested(3) Value(4) Value(5) Value(6) IRR(7) MoM(7) IRR(8) MoM(9) Europe Real Estate Europe Realty I 2014 $ 570 $ 1,187 $ 1,714 $ 12 $ 1,726 24% 2.0x 17% 1.7x Europe Realty II 2017 843 1,760 1,811 478 2,289 8% 1.4x 5% 1.3x Europe Realty III(15) 2019 1,515 2,163 905 1,384 2,289 9% 1.3x 5% 1.2x Europe Realty IV(15) 2023 2,270 643 139 622 761 NM NM NM NM Europe Realty 5,198 5,753 4,569 2,496 7,065 14% 1.5x 9% 1.3x Net Lease Net Lease Realty I 2006 159 209 457 — 457 18% 2.4x 14% 2.2x Net Lease Realty II 2010 559 1,060 1,854 — 1,854 16% 2.4x 11% 2.0x Net Lease Realty III 2013 1,026 2,419 2,850 674 3,524 13% 2.1x 8% 1.7x Net Lease Realty IV 2019 997 1,960 1,423 897 2,320 10% 1.4x 6% 1.2x Net Lease Realty V 2024 213 272 177 106 283 NM NM NM NM Net Lease $ 2,954 $ 5,920 $ 6,761 $ 1,677 $ 8,438 15% 1.9x 10% 1.6x These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 34 Significant Perpetual Funds ($ in millions, as of 9/30/25) Vintage AUM Total Fund Year(1) Return(10) Platform: Market Solutions T-POP(16) 2025 $ 674 12% Platform: TPG Angelo Gordon Credit Solutions Corporate Credit Opportunities(17) 1988 265 10% Structured Credit & Specialty Finance MVP Fund(18) 2009 6,132 11% ABC Evergreen(18) 2024 2,762 29% Middle Market Direct Lending TCAP(19) 2022 4,104 10% MMDL Evergreen 2022 2,075 10% MMDL Offshore Evergreen 2024 1,166 9% Multi-Strategy Super Fund(18) 1993 $ 971 9% These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 35 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than TPG Angelo Gordon, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For TPG AG Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For TPG AG Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to TPG AG Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross internal rate of return (“Gross IRR”) and Gross multiple of money (“Gross MoM”) represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM exclude management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. Gross IRR and Gross MoM for TPG AG Credit funds are calculated at the fund level and do not consider the impact of credit facilities and exclude fund expenses. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) The Rise Climate Global South Fund excludes a $500 million commitment ($373 million of which was closed as of September 30, 2025) from ALTÉRRA Transformation LP made to a separate vehicle for purposes of deploying catalytic capital in connection with investments located in the Global South made by the Rise Climate II Fund and the Rise Climate Global South Fund. 12) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of June 30, 2025.

TPG | 36 Fund Performance Metrics Notes (Cont’d) 13) Each Middle Market Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG AG Middle Market Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 9% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x. 14) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 15) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 3% and 1.1x and (ii) for the euro-denominated vehicle of Europe Realty IV, NM and NM. 16) T-POP Total Return reflects a per unit return based on Class R-S, including reinvestment of any dividends received during the period (if applicable), and no upfront selling commission, net of all fees and expenses incurred by T-POP. Total Return for Class R-I is 12%. 17) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 5%. 18) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11%, (ii) for ABC Evergreen, 28% and (iii) for the Super Fund, 8%. 19) Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year.

TPG | 37 GAAP Statements of Operations Expanded (Unaudited) ($ in thousands) 3Q’24 4Q’24 1Q’25 2Q’25 3Q’25 3Q’25 YTD Revenues Fees and other $ 524,733 $ 527,248 $ 543,455 $ 569,074 $ 596,499 $ 1,709,028 Capital allocation-based income 330,670 549,166 491,421 351,463 627,018 1,469,902 Total revenues 855,403 1,076,414 1,034,876 920,537 1,223,517 3,178,930 Expenses Compensation and benefits: Cash-based compensation and benefits 205,641 231,865 223,570 208,621 213,966 646,157 Equity-based compensation 242,405 308,457 205,832 209,622 158,382 573,836 Performance allocation compensation 223,637 376,229 298,705 233,437 419,420 951,562 Total compensation and benefits 671,683 916,551 728,107 651,680 791,768 2,171,555 General, administrative and other 141,262 120,655 164,311 182,335 166,198 512,844 Depreciation and amortization 32,400 37,942 31,382 30,808 41,035 103,225 Interest expense 21,789 23,098 24,060 25,308 32,322 81,690 Total expenses 867,134 1,098,246 947,860 890,131 1,031,323 2,869,314 Investment income (loss) Net gains (losses) from investment activities (8,483) 1,007 (2,087) (791) 212 (2,666) Interest, dividends and other 12,670 43,353 9,248 9,722 35,730 54,700 Total investment income (loss) 4,187 44,360 7,161 8,931 35,942 52,034 Income (loss) before income taxes (7,544) 22,528 94,177 39,337 228,136 361,650 Income tax expense 13,881 11,434 6,349 9,226 28,906 44,481 Net income (loss) (21,425) 11,094 87,828 30,111 199,230 317,169 Net income (loss) attributable to non-controlling interests in TPG Operating Group (33,503) (30,095) (12,099) (30,865) 34,375 (8,589) Net income (loss) attributable to other non-controlling interests 3,117 28,209 74,534 46,035 97,715 218,284 Net income (loss) attributable to TPG Inc. $ 8,961 $ 12,980 $ 25,393 $ 14,941 $ 67,140 $ 107,474 Tie to: -G P&L at front of deck -G-NG recon Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition.

TPG | 38 Non-GAAP Financial Measures Expanded Includes amounts from TPG Peppertree starting July 1, 2025, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. ($ in thousands) 3Q’24 4Q’24 1Q’25 2Q’25 3Q’25 3Q’25 YTD 3Q’25 LTM Fee-Related Revenues Management fees $ 407,163 $ 402,588 $ 413,160 $ 450,463 $ 461,338 $ 1,324,961 $ 1,727,549 Fee-related performance revenues 5,557 19,116 6,201 6,768 7,340 20,309 39,425 Transaction, monitoring and other fees, net 43,153 36,189 53,973 34,835 38,097 126,905 163,094 Other income 3,969 3,518 2,930 3,053 2,621 8,604 12,122 Fee-Related Revenues 459,842 461,410 476,264 495,119 509,396 1,480,779 1,942,189 Fee-Related Expenses Cash-based compensation and benefits, net 174,514 168,058 193,549 174,345 185,504 553,398 721,456 Fee-related performance compensation 2,778 9,558 3,100 3,384 3,671 10,155 19,713 Operating expenses, net 91,783 93,969 98,053 97,873 95,220 291,146 385,115 Fee-Related Expenses 269,075 271,585 294,702 275,602 284,395 854,699 1,126,284 Fee-Related Earnings 190,767 189,825 181,562 219,517 225,001 626,080 815,905 Realized performance allocations, net 32,112 104,939 39,621 87,037 30,424 157,082 262,021 Realized investment income and other, net (2,529) (1,769) (3,962) (5,716) 2,688 (6,990) (8,759) Depreciation expense (5,045) (5,005) (4,950) (5,157) (5,213) (15,320) (20,325) Interest expense, net (9,118) (9,332) (14,492) (17,205) (23,226) (54,923) (64,255) Distributable Earnings 206,187 278,659 197,779 278,476 229,674 705,929 984,588 Income taxes (16,742) (18,093) (11,043) (10,186) (15,312) (36,541) (54,634) After-Tax Distributable Earnings $ 189,445 $ 260,566 $ 186,736 $ 268,290 $ 214,362 $ 669,388 $ 929,954 Tie to: -NG P&L at front -G-NG qtrly in recon section

Reconciliations and Disclosures

TPG | 40 GAAP to Non-GAAP Financial Measures Reconciliation ($ in thousands) 3Q’24 4Q’24 1Q’25 2Q’25 3Q’25 3Q’25 YTD 3Q'25 LTM GAAP Revenue $ 855,403 $ 1,076,414 $ 1,034,876 $ 920,537 $ 1,223,517 $ 3,178,930 $ 4,255,344 Capital-allocation based income (330,670) (549,166) (491,421) (351,463) (627,018) (1,469,902) (2,019,068) Expense reimbursements (62,652) (58,503) (59,409) (66,646) (76,087) (202,142) (260,645) Investment income and other (2,239) (7,335) (7,782) (7,309) (11,016) (26,107) (33,442) Fee-Related Revenues $ 459,842 $ 461,410 $ 476,264 $ 495,119 $ 509,396 $ 1,480,779 $ 1,942,189 GAAP Expenses $ 867,134 $ 1,098,246 $ 947,860 $ 890,131 $ 1,031,323 $ 2,869,314 $ 3,967,560 Depreciation and amortization expense (32,400) (37,942) (31,382) (30,808) (41,035) (103,225) (141,167) Interest expense (21,789) (23,098) (24,060) (25,308) (32,322) (81,690) (104,788) Expense reimbursements (62,652) (58,503) (59,409) (66,646) (76,087) (202,142) (260,645) Performance allocation compensation (223,637) (376,229) (298,705) (233,437) (419,420) (951,562) (1,327,791) Equity-based compensation (242,405) (308,457) (205,832) (209,622) (158,382) (573,836) (882,293) Acquisition success fee — — — — (4,000) (4,000) (4,000) Non-core expenses and other (15,176) (22,432) (33,770) (48,708) (15,682) (98,160) (120,592) Fee-Related Expenses $ 269,075 $ 271,585 $ 294,702 $ 275,602 $ 284,395 $ 854,699 $ 1,126,284 ($ in thousands) 3Q’24 4Q’24 1Q’25 2Q’25 3Q’25 3Q’25 YTD 3Q'25 LTM Net income (loss) $ (21,425) $ 11,094 $ 87,828 $ 30,111 $ 199,230 $ 317,169 $ 328,263 Net income attributable to other non-controlling interests (3,117) (28,209) (74,534) (46,035) (97,715) (218,284) (246,493) Amortization expense 24,003 25,580 23,737 22,959 33,111 79,807 105,387 Equity-based compensation 243,287 310,297 211,380 213,662 160,133 585,175 895,472 Unrealized performance allocations, net (46,395) 4,358 (45,825) 13,341 (84,419) (116,903) (112,545) Unrealized investment income (11,525) (40,186) (17,668) 19,288 28,439 30,059 (10,127) Income taxes (2,863) (6,932) (4,652) (957) 13,594 7,985 1,053 Acquisition success fee — — — — 4,000 4,000 4,000 Non-recurring and other 7,480 (15,436) 6,470 15,921 (42,011) (19,620) (35,056) After-tax Distributable Earnings 189,445 260,566 186,736 268,290 214,362 669,388 929,954 Income taxes 16,742 18,093 11,043 10,186 15,312 36,541 54,634 Distributable Earnings 206,187 278,659 197,779 278,476 229,674 705,929 984,588 Realized performance allocations, net (32,112) (104,939) (39,621) (87,037) (30,424) (157,082) (262,021) Realized investment income and other, net 2,529 1,769 3,962 5,716 (2,688) 6,990 8,759 Depreciation expense 5,045 5,005 4,950 5,157 5,213 15,320 20,325 Interest expense, net 9,118 9,332 14,492 17,205 23,226 54,923 64,255 Fee-Related Earnings $ 190,767 $ 189,825 $ 181,562 $ 219,517 $ 225,001 $ 626,080 $ 815,905 Tie to: -NG P&L at front -NG qtrly P&L -G P&L at front -G qtrly P&L

TPG | 41 GAAP to Non-GAAP Balance Sheet Highlights Reconciliation ($ in thousands) 2Q’25 3Q’25 Cash and cash equivalents - GAAP $ 1,112,027 $ 1,080,304 Impact of other consolidated entities (942,524) (927,021) Cash and cash equivalents - Non-GAAP 169,503 153,283 GAAP Investments 7,932,744 8,686,758 Equity method and other investments (1,843,471) (1,772,762) Accrued performance allocation compensation (4,507,026) (5,042,995) Impact of other consolidated entities (575,419) (678,389) Net accrued performance 1,006,828 1,192,612 GAAP Investments 7,932,744 8,686,758 Accrued performance allocations (6,089,273) (6,913,996) Impact of other consolidated entities (480,538) (452,156) Investments in funds $ 1,362,933 $ 1,320,606 Tie to: -G B/S page -NG B/S page

TPG | 42 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings margin (“FRE Margin”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 43 Definitions Acquisition refers to the Company’s acquisition of the business of Peppertree Capital Management, Inc. (“Peppertree” and, after the Acquisition, “TPG Peppertree”) on July 1, 2025. After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stockholders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; and iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee-Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles and CLOs, as well as increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 44 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include (i) unrealized performance allocations and related compensation expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) amortization, (v) net income (loss) attributable to non-controlling interests in consolidated entities, or (vi) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, and (v) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation- based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE margin”) is defined as Fee-Related Earnings divided by fee-related revenues. Fee-related expenses is a component of FRE. Fee-related expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-related revenues (“FRR”) is a component of FRE. Fee-related revenues is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee-earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business.

TPG | 45 Definitions (Cont’d) Operating profit margin is defined as U.S. GAAP net income divided by U.S. GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Perpetual capital refers to AUM that has an indefinite term with no predetermined requirement to return invested capital to investors upon the realization of investments. We do not consider this AUM to be permanent without exception, as it can be subject to material reductions and even termination. Perpetual capital can be subject to material reductions from changes in valuation and withdrawals by, or payments to, investors and clients as well as termination by a client of, or failure to renew, its investment management agreement with TPG. Realizations represent proceeds from the disposition of investments and current income, and in the case of credit funds, distributions sourced from realization proceeds. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which own the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG,” “the Company,” “we,” “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares outstanding refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TPG Operating Group II, L.P., a Delaware limited partnership, and its respective consolidated subsidiaries, including TPG Operating Group I, L.P. and TPG Operating Group III, L.P.